                                                                   EXHIBIT 2.10

                     DATA PROCESSING RESOURCES CORPORATION
                      4400 MacArthur Boulevard, Suite 600
                            Newport Beach, CA  92660


                                October 13, 1998



To the Persons on the
  Attached Distribution List

          Re:  Escrow Agreement
               ----------------

Dear Gentlemen:

          This letter is in reference to that certain Agreement and Plan of Merger dated June 16, 1998 (the "Merger Agreement"), by and among Data Processing Resources Corporation, a Delaware corporation ("DPRC"), DPRC Acquisition Corp., a North Carolina corporation ("Acquisition"), Systems & Programming Consultants, a North Carolina corporation ("SPC"), Richard K. Carlisle, Thomas G. Carlisle, Jeffery Carter and Robert Gallagher, pursuant to which Acquisition has agreed to merge with and into SPC, on the terms and subject to the conditions of the Merger Agreement. Capitalized terms used herein but which are not otherwise defined shall have the meanings given to them in the Merger Agreement.

          Notwithstanding anything in the Merger Agreement or the Exhibits to the Merger Agreement to the contrary, we have agreed as follows:

          1. The following sentence shall be added to the end of Section 3.4(b) of the Merger Agreement:

               Notwithstanding the foregoing, no more than 10% of the total number of shares of DPRC Common Stock issued in exchange for the outstanding shares of SPC Common Stock plus 10% of the total number of shares of DPRC Common Stock issued in cancellation of the Outstanding SPC Performance Options in connection with the Merger shall be deposited in escrow and held by the Escrow Agent pursuant to the Escrow Agreement.

          2. Section 11.2(f) of the Merger Agreement shall be modified to read in its entirety as follows:

               (f) Limitations on Claims.  Notwithstanding anything to the
                   ---------------------
          contrary in Section 11.2(a), above, the maximum, aggregate amount of claims for Damages for which DPRC shall be entitled to indemnification under Section 11.2(a), above, shall be limited to the product obtained by multiplying (i) 10% of the total number of shares of DPRC Common Stock issued in exchange for the outstanding

To the Persons on the
  Attached Distribution List
October 13, 1998
Page 2


          shares of SPC Common Stock plus 10% of the total number of shares of DPRC Common Stock issued in cancellation of the Outstanding SPC Performance Options in connection with the Merger, by (ii) the DPRC Average Closing Price at the Signing Date.

          3. The first sentence of Section 1.1 of the form of Escrow Agreement attached to the Merger Agreement as Exhibit E thereto shall be modified to read in its entirety as follows:

               As soon as practicable after the execution of this Agreement, pursuant to Section 3.4 of the Merger Agreement, DPRC and the Shareholders shall deposit with the Escrow Agent, that number of the DPRC Common Shares, which when multiplied by the DPRC Average Closing Price at the Signing Date shall be equal to Seven Million Dollars ($7,000,000), but in no event shall such amount exceed 10% of the total number of shares of DPRC Common Shares issued in exchange for the outstanding shares of SPC Common Stock plus 10% of the total number of shares of DPRC Common Shares issued in cancellation of the Outstanding SPC Performance Options in connection with the Merger, and shall promptly deliver to the Escrow Agent duly authorized stock certificates for such DPRC Common Shares registered in the names of the Shareholders.

          Please acknowledge your consent and agreement to the terms of this letter by executing this letter in the space provided below for that purpose.

                                       Very truly yours,

                                       DATA PROCESSING RESOURCES
                                       CORPORATION


                                       /s/ MICHAEL A. PIRAINO
                                       ------------------------
                                       Michael A. Piraino
                                       Executive Vice President

To the Persons on the
  Attached Distribution List
October 13, 1998
Page 3





CONSENTED AND AGREED TO:

DPRC ACQUISITION CORP.,              SYSTEMS & PROGRAMMING
a North Carolina corporation         CONSULTANTS, INC.
                                     a North Carolina corporation

By: /s/ MICHAEL A. PIRAINO
    -------------------------
    Michael A. Piraino               By: /s/ THOMAS G. CARLISLE
    Executive Vice President             ---------------------------
                                         Thomas G. Carlisle
                                         President

                                     /s/ RICHARD K. CARLISLE
                                     -------------------------------
                                     RICHARD K. CARLISLE

                                     /s/ THOMAS G. CARLISLE
                                     -------------------------------
                                     THOMAS G. CARLISLE

                                     /s/ JEFFERY CARTER
                                     -------------------------------
                                     JEFFERY CARTER

                                     /s/ ROBERT GALLAGHER
                                     -------------------------------
                                     ROBERT GALLAGHER